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                                                                     EXHIBIT 5.1


                    Skadden, Arps, Slate, Meagher & Flom LLP
                                Four Times Square
                          New York, New York 10036-6522




                                                               April 30, 2004


Endo Pharmaceuticals Holdings Inc.
100 Painters Drive
Chadds Ford, Pennsylvania 19317


                           Re:      Endo Pharmaceuticals Holdings Inc.
                                    Registration Statement on Form S-3

Ladies and Gentlemen:

                  We have acted as special counsel to Endo Pharmaceuticals Holdings Inc., a Delaware corporation (the "Company"), in connection with the public offering by certain stockholders of the Company (the "Selling Stockholders") named in the registration statement referred to below of up to 30,000,000 shares of the Company's common stock ("Common Stock"), par value $.01 per share (the "Secondary Shares").

                  This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the "Securities Act").

                  In rendering the opinions set forth herein, we have examined and relied on originals or copies of: (i) the registration statement on Form S-3 of the Company relating to the Secondary Shares to be filed with the Securities and Exchange Commission (the "Commission") on the date hereof under the Securities Act of 1933, as amended (such registration statement being hereinafter referred to as the "Registration Statement"); (ii) the Certificate of Incorporation of the Company, as amended to date and as certified by the


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Endo Pharmaceuticals Holdings Inc.
April 30, 2004
Page 2

Secretary of State of the State of Delaware; (iii) the By-laws of the Company, as amended to date and as certified by the Secretary of the Company; (iv) certain resolutions of the Board of Directors of the Company relating to the Secondary Shares and related matters; (v) the Exchange Agreements, dated December 1, 1997 between Endo Pharmaceuticals Holdings Inc., Kelso Investment Associates V, L. P. and Kelso Equity Partners V, L.P.; (vi) the Warrant Agreement by and between Endo Pharmaceuticals Holdings Inc. and United States Trust Company of New York, as Warrant Agent, dated as of July 17, 2000 and (vii) the Company's 2000 Stock Incentive Plan. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

                  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, its directors and officers, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. In rendering the opinion set forth below, we have assumed that the Company has received the entire amount of the consideration contemplated by the resolutions of the Board of Directors of the Company authorizing the issuance of the Secondary Shares and that the certificates evidencing such shares as originally issued conform to the specimen. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

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Endo Pharmaceuticals Holdings Inc.
April 30, 2004
Page 3


                  We do not express any opinion as to the laws of any jurisdiction other than Delaware corporate law and the laws of the State of New York, and we do not express any opinion as to the effect of any other laws on the opinion stated herein.

                  Based upon and subject to the foregoing, we are of the opinion that the Secondary Shares have been duly authorized and validly issued and are fully paid and nonassessable.

                  We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.



                                 Very truly yours,

                                 /s/  Skadden, Arps, Slate, Meagher &
                                      Flom LLP